UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2026

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On October 13, 2026, iBio, Inc. (the “Company”) issued a press release highlighting preclinical body-composition data from its eight week obese non-human primate (“NHP”) study evaluating IBIO-610, potentially a first-in-class Activin E antibody candidate. The data were discussed in an oral presentation at the European Association for the Study of Diabetes Annual Meeting on October 1, 2026.

In this NHP study, lean mass made up 6% of weight loss with IBIO-610 plus semaglutide, verses 22% with semaglutide alone and IBIO-610 delivered durable, near-complete inhibition of active Activin E, and when combined with semaglutide, nearly all observed weight loss came from fat. Additional analysis of the eight-week obese NHP study (n=6 per group) further characterized the potential for IBIO-610 to support muscle preservation when combined with semaglutide. At week 8, fat accounted for 93% of the weight lost by NHPs given a single dose of IBIO-610 alongside twice-weekly semaglutide, compared with 77% for NHPs given semaglutide alone.

These results build on previously reported data from this NHP study, in which IBIO-610 demonstrated a 97% reduction in serum levels of active Activin E at week 8 following a single intravenous dose. The study also found that IBIO-610 had a 33.2-day half-life in NHPs, with a projected human half-life potentially supporting twice-yearly dosing. The Company plans to begin first-in-human studies in the first half of 2027.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On October 13, 2026, the Company issued a press release highlighting preclinical body-composition data from its obese NHP study evaluating IBIO-610, potentially a first-in-class Activin E antibody candidate. The data were discussed in an oral presentation at the European Association for the Study of Diabetes Annual Meeting on October 1, 2026.

In this NHP study, lean mass made up 6% of weight loss with IBIO-610 plus semaglutide, verses 22% with semaglutide alone and IBIO-610 and IBIO-610 delivered durable, near-complete inhibition of active Activin E, and when combined with semaglutide, nearly all observed weight loss came from fat. Additional analysis of the eight-week obese NHP study (n=6 per group) further characterized the potential for IBIO-610 to support muscle preservation when combined with semaglutide. At week 8, fat accounted for 93% of the weight lost by NHPs given a single dose of IBIO-610 alongside twice-weekly semaglutide, compared with 77% for NHPs given semaglutide alone.

These results build on previously reported data from this NHP study, in which IBIO-610 demonstrated a 97% reduction in serum levels of active Activin E at week 8 following a single intravenous dose. The study also found that IBIO-610 had a 33.2-day half-life in NHPs, with a projected human half-life potentially supporting twice-yearly dosing. The Company plans to begin first-in-human studies in the first half of 2027.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by iBio, Inc., dated October 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: October 13, 2026	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	General Counsel and Corporate Secretary